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                                                                  EXHIBIT 10.7.4




                                    AMFM INC.

                               THIRD AMENDMENT TO
                         AMENDED AND RESTATED AMFM INC.
                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

         THIS THIRD AMENDMENT TO THE AMENDED AND RESTATED CHANCELLOR MEDIA CORPORATION STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS (this "Amendment") is made and adopted by AMFM Inc., a Delaware corporation (the "Company"), effective as of ________, 2000.

                                    RECITALS

         WHEREAS, in contemplation of the consummation of the merger (the "Clear Channel Merger") of CCU Merger Sub, Inc., a wholly-owned subsidiary of Clear Channel Communications, Inc., a Texas corporation, with and into the Company, the Board of Directors of the Company approved this Amendment to amend the terms and provisions of the Amended and Restated Chancellor Media Corporation Stock Option Plan for Non-Employee Directors (the "Plan"); and

         WHEREAS, any capitalized term used herein, and not otherwise defined herein, shall have the meaning set forth in the Plan.

                                    AMENDMENT

         NOW, THEREFORE, the Plan is amended as follows:

         1. Section 4.4(b) of the Plan is amended and restated to read in its entirety as follows:

                  (b) No Portion of an Option which is unexercisable at Termination of Directorship shall thereafter become exercisable, except as may be otherwise provided by the Board either in the Option Agreement or by action of the Board following grant of the Option; provided, however, that notwithstanding anything in the Plan or the terms of any Option to the contrary, any Option (other than Options granted on April 26, 2000) held by an Optionee who either held office as a non-employee Director of the Company on or after October 2, 1999 or holds an Option on behalf or at the direction of an individual who held office as a non-employee Director of the Company on or after October 2, 1999, shall vest and become fully exercisable at the effective time of the Clear Channel Merger or at such earlier time at which such non-employee Director no longer holds office as a director of the Company by reason of death, resignation, retirement, disqualification, removal from office or otherwise, and such Optionee shall have the right to exercise such Options for the full amount of the shares underlying the


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         Options until the termination of the Options in accordance with their terms, without regard, however, to any provisions contained therein regarding Termination of Directorship or that otherwise would have the effect of terminating the Options prior to the expiration of the full term of the Options.

         2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

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         IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.


                                    AMFM INC.


                                    By:        /s/ W. Schuyler Hansen
                                             ------------------------
                                    Name:    W. Schuyler Hansen
                                    Title:   Senior Vice President and
                                             Chief Accounting Officer




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